FOR IMMEDIATE RELEASE
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Espey reports the Death of a Director

Saratoga Springs, NY; November 9, 2004- Espey Mfg. & Electronics Corp. (AMEX:ESP). The Company is saddened to report the recent passing of one of its board members and former Vice-President of Operations Mr. William P.
Greene. Mr. Greene, 74, was a member of the board of directors since 1992 and had been nominated for re-election at the upcoming Annual Meeting of Shareholders on November 12, 2004 and Mr. Howard
Pinsley, President & CEO of the Company, will be dedicating this years Meeting in memory of Mr. Greene.

Espey's  primary  business  is  the  development,   design,  and  production  of
specialized military and industrial power supplies/electronic equipment. The Company's web site can be found on the Internet at www.espey.com.
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For further information, contact Mr. Howard Pinsley or Mr. David O'Neil at (518)
245-4400.

Certain statements in this press release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.